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                                                                    Exhibit 24.2

                    Certified Copy of Resolutions Adapted by
                  Unanimous Written to Action Without a Meeting
                          of the Board of Directors of
                                 PanEnergy Corp
                            Effective March 16, 1998


     RESOLVED, that the Power of Attorney as presented to and executed by the Directors in connection with the execution of this written consent be, and hereby is, approved in form and content for purposes of filing the Form 10-K Annual Report for the year ended December 31, 1997 with the Securities and Exchange Commission.



     I do hereby certify that the above is a full, true and complete extract from a unanimous written consent to action without a meeting of the Board of Directors of PanEnergy Corp, effective March 16, 1998.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of said PanEnergy Corp this 31st day of March, 1998.


                                   /s/       Robert T. Lucas III
                                   --------------------------------
                                   Robert T. Lucas III
                                   Assistant Secretary


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